Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1) Registration Statement (Form F-3 No. 333-231716) of PartnerRe Ltd.;
2) Registration Statement (Form F-3 No. 333-231716-01) of PartnerRe Ltd.; and
3) Registration Statement (Form F-3 No. 333-231716-02) of PartnerRe Ltd.
of our reports dated March 2, 2022, with respect to the consolidated financial statements of PartnerRe Ltd., included in this Annual Report (Form 20-F) of PartnerRe Ltd. for the year ended December 31, 2021, and the financial statements schedules of PartnerRe Ltd. included therein, filed with the Securities and Exchange Commission.

/S/ Ernst & Young Ltd.
Ernst & Young Ltd.
Hamilton, Bermuda
March 2, 2022